Exhibit 99.1

Verano Announces the Opening of MÜV Hollywood, the Company’s 56th Florida Location and 110th Nationwide

●	MÜV Hollywood is the third MÜV dispensary location in Broward County and ninth to open in Florida since late June, underscoring the Company’s ongoing retail expansion across the state
●	The dispensary is located on high-traffic Taft Road, a thoroughfare with an average daily traffic count of over 16,000 cars[1]
●	Verano’s active operations span 13 states, comprised of 110 dispensaries and 13 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO – August 18, 2022 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the opening of MÜV Hollywood dispensary on Friday, August 19, 2022, the Company’s 56th Florida dispensary and 110th nationwide. MÜV Hollywood, located at 6661 Taft Road, is open Monday through Saturday from 9 a.m. to 7 p.m. and Sunday from 11 a.m. to 5 p.m., local time.

MÜV Hollywood is conveniently located on north Taft Street within the Hollywood Festival Shopping Center, a community fixture with an abundance of shopping staples and local eateries. Minutes to the east is the Boardwalk, a tourist destination featuring a two-mile expanse of wide boardwalk built to accommodate walkers, joggers, and bikers that offers expansive views of the Atlantic Ocean.

“MÜV Hollywood is a dispensary we have been looking forward to opening for quite some time, given its proximity to two of the state’s most densely populated counties - Broward and Miami-Dade,” said John Tipton, President of Verano. “Our team is ready and excited to welcome the robust local medical patient community to MÜV Hollywood, where they will experience our efficient express pickup and delivery options, high quality products, and world-class care.”

As a demonstration of Verano’s commitment to provide a convenient and reliable experience for Florida patients, MÜV dispensaries feature online menus for effortless browsing of their extensive, award-winning product selection, including the Company’s signature Verano Reserve flower line. The Company also offers one-on-one virtual and in-store consultations at no cost to the patient and provides patient-centric concierge services via phone (833-880-5421), email, web chat and text to address patient questions and inquiries. For additional convenience and accessibility, patients can choose to order ahead at muvfl.com or through the MÜV mobile application available in the Google Play and Apple App stores for express in-store pickup.

MÜV’s comprehensive product selection includes edibles, chocolates and lozenges, flower, pre-rolls, an array of vaporizer pens, concentrates, metered-dose inhalers, topicals and oral sprays; along with patented encapsulation formulations in its EnCaps™ capsules, tinctures, 72-hour transdermal patches and transdermal gels.

For more information about MÜV Hollywood medical cannabis dispensary, visit muvfl.com.

1 Florida Department of Transportation

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, and MÜV™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 13 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult-use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Director, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s registration statement on Form 10, as amended, and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.